SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2004

ORASURE TECHNOLOGIES, INC.

(Exact name of issuer as specified in charter)

DELAWARE	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

220 East First Street

Bethlehem, Pennsylvania 18015-1360

(Address of principal executive offices)

(610) 882-1820

(Registrant’s telephone number, including area code)

Item 5 – Other Events and Regulation FD Disclosure.

OraSure Technologies, Inc. (the “Company”) issued a press release on June 21, 2004, announcing that it has received a worldwide, non-exclusive sublicense from Bio-Rad Laboratories under certain patents relating to the Human Immunodeficiency Virus, Type 2, or HIV-2. The information contained in the press release dated June 21, 2004 is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company issued a press release on June 23, 2004, announcing that Douglas A. Michels has been named President and Chief Executive Officer and appointed to the Company’s Board of Directors. The information contained in the press release is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.2.

The Company issued a press release on June 23, 2004, announcing that it has received U.S. Food and Drug Administration approval of its OraQuick® Rapid HIV-1/2 Antibody Test for use in detecting antibodies to HIV-2 in oral fluid samples. The information contained in the press release is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 21, 2004, announcing that OraSure Technologies, Inc. (the “Company”) has received a worldwide, non-exclusive sublicense from Bio-Rad Laboratories under certain patents relating to the Human Immunodeficiency Virus, Type 2, or HIV-2.

99.2	Press Release dated June 23, 2004, announcing that Douglas A. Michels has been named President and Chief Executive Officer and appointed to the Company’s Board of Directors.

99.3	Press Release dated June 23, 2004, announcing that the Company has received U.S. Food and Drug Administration approval of its OraQuick® Rapid HIV-1/2 Antibody Test for use in detecting antibodies to HIV-2 in oral fluid samples.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: June 24, 2004	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated June 21, 2004, announcing that OraSure Technologies, Inc. (the “Company”) has received a worldwide, non-exclusive sublicense from Bio-Rad Laboratories under certain patents relating to the Human Immunodeficiency Virus, Type 2, or HIV-2.

99.2	Press Release dated June 23, 2004, announcing that Douglas A. Michels has been named President and Chief Executive Officer and appointed to the Company’s Board of Directors.

99.3	Press Release dated June 23, 2004, announcing that the Company has received U.S. Food and Drug Administration approval of its OraQuick® Rapid HIV-1/2 Antibody Test for use in detecting antibodies to HIV-2 in oral fluid samples.